SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934


Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-69e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Exchange Act Rule 14a-11 or Rule 14a-12

                    MENLEY & JAMES, INC.
---------------------------------------------------------------
          (Name of Registrant as Specified In Its Charter)


---------------------------------------------------------------
            (Name of Person(s) Filing Proxy Statement
                  if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      ------------------------------------------------------------------------

      2)  Aggregate number of securities to which transaction applies:

      ------------------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined):

      ------------------------------------------------------------------------

      4)  Proposed maximum aggregate value of transaction:

      ------------------------------------------------------------------------

      5)  Total fee paid:
      ------------------------------------------------------------------------

[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:

      --------------------------------------------------------------------

      2)  Form, Schedule or Registration Statement No.:

      --------------------------------------------------------------------

      3)  Filing Party:

      --------------------------------------------------------------------

      4)  Date Filed:

      --------------------------------------------------------------------

                             MENLEY & JAMES, INC.
                             100 Tournament Drive
                         Horsham, Pennsylvania 19044


                                                                April 21, 1998

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders which will be held at the Grand Hyatt New York, New York, New York, on Thursday, May 21, 1998 at 10:00 a.m.

     The Notice and Proxy Statement on the following pages contain details concerning the business to come before the meeting. Management will report on current operations, and there will be an opportunity for discussion concerning the Company and its activities. Please sign and return your proxy card in the enclosed envelope to ensure that your shares will be represented and voted at the meeting even if you cannot attend. You are urged to sign and return the enclosed proxy card even if you plan to attend the meeting.

     I look forward to personally meeting all stockholders who are able to attend.

                                        Sincerely,

                                        /s/ Lawrence D. White
                                        Lawrence D. White
                                        President and Chief Executive Officer

                             MENLEY & JAMES, INC.
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held May 21, 1998

To the Stockholders of
Menley & James, Inc.


     Notice Is Hereby Given that the Annual Meeting of the Stockholders of Menley & James, Inc. (the "Meeting") will be held at the Grand Hyatt New York, Park Avenue at Grand Central, New York, New York, on Thursday, May 21, 1998, at 10:00 a.m. local time for the following purposes:

          1. To elect six directors to serve for one-year terms until the 1999 Annual Meeting of Stockholders;

          2. To ratify the selection, by the Board of Directors, of Ernst & Young LLP, independent auditors, to audit the Company's consolidated financial statements for the year ended December 31, 1998;

          3. To approve an amendment to the Company's 1991 Stock Option Plan amending and restating the Plan and increasing the number of shares reserved for issuance by 300,000 shares, from 380,000 to 680,000; and

          4. To transact such other business as may properly come before the Meeting in connection with the foregoing or otherwise.

     The Board of Directors has fixed the close of business on April 17, 1998 as the record date for the purpose of determining stockholders entitled to notice of and to vote at the Meeting or any postponement or adjournment thereof. A list of such stockholders will be open to the examination of any stockholder during regular business hours for a period of ten days prior to the Meeting at the offices of Menley & James, Inc. at 100 Tournament Drive, Horsham, Pennsylvania.

     In order to assure a quorum, it is important that the stockholders who do not expect to attend the Meeting in person fill in, sign, date and return the enclosed proxy in the accompanying envelope.


                                        By Order of the Board of Directors,



                                        Greg L. Kearl
                                        Secretary

Horsham, Pennsylvania
April 21, 1998

                             MENLEY & JAMES, INC.
                             100 Tournament Drive
                         Horsham, Pennsylvania 19044


                               PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                                 May 21, 1998


     The enclosed proxy is solicited by the Board of Directors of Menley & James, Inc. (the "Company") for use at the 1998 Annual Meeting of Stockholders (the "Meeting") to be held at the Grand Hyatt New York, Park Avenue at Grand Central, New York, New York, on Thursday, May 21, 1998 at 10:00 a.m. local time, and at any postponement or adjournment thereof. The enclosed proxy, properly executed and received by the Secretary of the Company prior to the Meeting, and not revoked, will be voted in accordance with the directions thereon, and if no directions are indicated, the proxy will be voted for each nominee for election as a director and for approval of the selection of Ernst & Young LLP as independent auditors for the Company for the year ended December 31, 1998. If any other matter should be presented at the Meeting upon which a vote may properly be taken, the shares represented by the proxy will be voted with respect thereto at the discretion of the person or persons holding such proxy. Proxies may be revoked by stockholders at any time prior to the voting of the proxy by written notice to the Company, by submitting a new proxy or by personal ballot at the Meeting.

     The principal executive offices of the Company are located at 100 Tournament Drive, Horsham, Pennsylvania, 19044.

     As of the close of business on April 17, 1998, the record date for determining stockholders entitled to vote at the Meeting, the Company had 6,163,518 shares of its $.01 par value common stock (the "Common Shares") issued and outstanding. Each Common Share is entitled to one vote at the Meeting. The first date on which this proxy statement and the enclosed form of proxy are being sent to the Company's stockholders is on or about
April 21, 1998.

ITEM 1.   ELECTION OF DIRECTORS

     The Board of Directors of the Company presently consists of six members. At the Meeting, six directors will be elected to hold office for one-year terms until the 1999 Annual Meeting of Stockholders, and until their successors have been elected and qualified. The proxy will be voted in accordance with the directions thereon, or if no directions are indicated, for election of the six directors named below whose election has been proposed and recommended by the Board of Directors. If any nominee shall, prior to the Meeting, become unavailable for election as a director, the persons named in the accompanying form of proxy will vote in their discretion for a nominee, if any, that may be recommended by the Board of Directors, or the Board of Directors may reduce the number of directors to eliminate the vacancy. The presence, in person or by proxy, of a majority of the outstanding Common Shares is required for a quorum for the election of directors at the Meeting, but if a quorum should not be present, the Meeting may be adjourned from time to time until a quorum has been obtained.

             INFORMATION AS TO NOMINEES FOR ELECTION AS DIRECTORS

     Certain information concerning the Company's Directors is set forth below:

                                                                       Year
                                                                   Directorship
Name                   Age  Position with the Company                  Began
------------------------------------------------------------------------------
Peter J. Carr          42   Director                                   1990
Greg L. Kearl          47   Director, Executive Vice President,
                              Chief Operating Officer,                 1991
                              Secretary & Treasurer
James T. McMillan, II  51   Director                                   1996
Bruce W. Simpson       56   Director                                   1996
James E. Thomas        37   Director                                   1992
Lawrence D. White      52   Director, Chairman of the Board,
                              President and Chief Executive Officer    1990


     The business experience, directorships in other companies and Board of Directors committee memberships of the nominees for election are set forth below:

     Peter J. Carr has been a principal of Carr & Company, LLC, an investment and financial advisory company, since January 1990. Mr. Carr was formerly a Managing Director and a member of the Board of Directors of Dean Witter Capital Corporation and Dean Witter Realty Inc., where he was employed from September 1982 to December 1989. Mr. Carr is also President and Chairman of Empyrean Holdings Corporation, a private equity investment company. Mr. Carr is presently Chairman of the Compensation Committee.

     Greg L. Kearl was employed by SmithKline Consumer Products, a division of SmithKline Beecham Corporation (SB), from 1984 until May 1990 in a variety of positions, including Vice President of Sales from August 1986 until May 1990, Director -- New Products from August 1986 to November 1986, and National Sales Director from 1984 to August 1986. Prior to working at SB, Mr. Kearl was at McNeil Consumer Products Company in a variety of positions including Eastern Regional Sales Manager from 1983 to 1984, Director of Special Markets Region from 1982 to 1983 and Director of Sales Administration from 1981 to 1982.

     James T. McMillan, II is the Chairman and Chief Executive Officer of Ferndale Laboratories, Inc. Mr. McMillan has served as Chairman of Ferndale Laboratories, Inc. since 1990. He joined Ferndale Laboratories, Inc. in 1985 as Vice Chairman and Chief Executive Officer. Mr. McMillan is a member of the Audit Committee and has been a Director since July 1996.

     Bruce W. Simpson is the President and Chief Executive Officer of Medeva Pharmaceuticals, Inc. (formerly Adams Laboratories, Inc.) a division of Medeva Plc. From 1973 to 1992 he was employed by Fisons Corporation in a variety of positions including Executive Vice President and General Manager of U.S. Operations from October 1988 to February 1992 and Vice President, Sales and Marketing, from June 1982 to October 1988. Mr. Simpson is a member of the Compensation Committee and has been a director since July 1996.

     James E. Thomas has been employed since 1989 by E.M. Warburg, Pincus & Co., LLC, where he currently serves as a Managing Director. Prior to that, he was Vice President with Goldman Sachs International. Mr. Thomas is a Director of Anergen, Inc., Celtrix Pharmaceuticals, Inc., Transkaryotic

Therapies, Inc., Xomed Surgical Products, Inc. and a number of privately-held companies. Mr. Thomas is presently Chairman of the Audit Committee and a member of the Compensation Committee.

     Lawrence D. White was Vice President of Marketing and Sales for SmithKline Consumer Products, a division of SB from January 1986 to May 1990. Prior to working at SB, Mr. White was at Revlon's Norcliff Thayer Division as Vice President of Marketing from 1982 to 1985, as Director of Brand Management from 1981 to 1982, as Marketing Group Director from 1978 to 1981, and as a Brand Manager from 1977 to 1978.

     The Company has agreed that, so long as Warburg, Pincus Investors, L.P. ("Warburg") holds at least 20% of the outstanding Common Shares, Warburg will have the right to nominate up to two directors, and the Company will use its best efforts to cause such persons to remain on the Board of Directors, provided, however, that in no event does Warburg have the right under the agreement to nominate more than one-half of the number of directors serving at any time. Currently, only one director serves as a designee of Warburg, although Warburg has the right to nominate a second director. If Warburg owns less than 20% but more than 5% of the Common Shares, Warburg will have the right to nominate one director. Mr. Thomas has been nominated for director by Warburg. Officers are selected by and serve at the discretion of the Board of Directors.

     The Company's Restated Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Restated Certificate of Incorporation does not eliminate the duty of care and in appropriate circumstances, equitable remedies such as injunction, rescission or other forms of nonmonetary relief would remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not taken or made in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's liabilities under any other laws, such as the federal securities law.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' THE ELECTION OF THE SIX DIRECTORS NAMED ABOVE.

Board of Directors' Meetings, Committees and Fees

     The Board of Directors met five times during 1997.

     In 1997, the Board of Directors had standing Audit and Compensation Committees. The Audit Committee is comprised of James T. McMillan, II and James E. Thomas. The Compensation Committee is comprised of Peter J. Carr, Bruce W. Simpson and James E. Thomas. The Board of Directors has no standing Nominating Committee.

     The Audit Committee recommends to the Board of Directors the engagement of the independent auditors of the Company and reviews with the independent auditors the scope and results of the Company's audits. The Audit Committee meets with management and with the Company's independent auditors to review matters relating to the quality of financial reporting and internal accounting control, including the nature, extent and results of their audits, and otherwise maintains communications between the Company's independent auditors and the Board of Directors. The Audit Committee met once during 1997.

     The Compensation Committee reviews the performance of corporate officers, established overall employee compensation policies and recommends to the Board of Directors major compensation programs. The Compensation Committee also reviews and approves salary arrangements and other remuneration for executive officers of the Company and is responsible for review of certain employee benefit plans. The Compensation Committee did not meet during 1997.

     During 1997, all of the directors, except Mr. Simpson, attended at least 75% of the aggregate of (i) all Board meetings during the time he was a member of the Board, and (ii) all Committee meetings of which he was a member.
During 1997, Mr. Simpson attended less than 75% of all board meetings. Mr. Simpson is a member of the Compensation Committee.

     The Company has agreed to compensate Mr. McMillan and Mr. Simpson for serving on the Board of Directors through an annual grant of a stock option for 15,000 Common Shares at the current market price on the date of grant. Except for the above named directors the Company presently does not pay its other directors for serving on the Board of Directors or its committees. Directors are reimbursed for their out-of-pocket expenses incurred in attending meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Common Stock of the Company as of April 1, 1998, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director of the Company, and (iii) all directors and officers of the Company as a group. Except as otherwise noted, the named beneficial owner has sole voting and investment power with respect to the Common Stock:

                                              Shares of
                                            Common Stock
                                            Beneficially           Percentage
Name and Address                               Owned                  Owned
------------------------------------------------------------------------------
Warburg, Pincus Investors, L.P.(1) .......   3,020,478                47.9%
 466 Lexington Avenue
 New York, New York 10017

OTC Group L.P.(2) ........................      93,100                 1.5
 89 Highland Avenue
 Montclair, New Jersey 07042

James E. Thomas(1) .......................       --                    --
 466 Lexington Avenue
 New York, New York 10017

Peter J. Carr ............................      76,257                 1.2
 89 Highland Avenue
 Montclair, New Jersey 07042

James T. McMillan, II(3) .................     115,000                 1.8
 780 West Eight Mile Road
 Ferndale, Michigan 48220

Bruce W. Simpson(4) ......................      30,000                 0.5
 755 Jefferson Road
 Rochester, New York 14623

Lawrence D. White(5) .....................     290,121                 4.6

Greg L. Kearl(5) .........................     295,121                 4.7

All executive officers and directors as
 a group (6 persons) .....................     899,599                14.3

-------------
(1) Warburg, Pincus Investors, L.P. ("Warburg") is a Delaware limited partnership engaged in making venture capital and related investments.
    The sole general partner of Warburg is Warburg, Pincus & Co., a New York general partnership ("WP"). E.M. Warburg, Pincus & Co., LLC ("EMW LLC") manages Warburg. The members of EMW LLC are substantially the same as the partners of WP. Lionel I. Pincus is the managing partner of WP and the managing member of EMW LLC and may be deemed to control both WP and EMW LLC. WP, as the sole general partner of Warburg, has a 20% interest in the profits of Warburg. Mr. Thomas, a director of the Company, is a Managing Director and member of EMW LLC and a general partner of WP. As such, Mr. Thomas may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934 (the "Exchange Act")) in an indeterminate portion of the shares benefically owned by Warburg and WP. All of the shares of Common Stock indicated as owned by Mr. Thomas are owned directly by Warburg and are included because of Mr. Thomas' affiliation with Warburg. Mr. Thomas disclaims "beneficial ownership" of these shares within the meaning of Rule 13d-3 under the Exchange Act, except to the extent of his indirect pecuniary interest.

(2) Peter J. Carr is currently the general partner of OTC Group L.P. Mr. Carr is deemed to have beneficial ownership of the Common Shares of the Company that are owned by OTC Group L.P.
(3) Includes (i) 85,000 shares of Common Stock held by the James T. McMillan, II Trust and (ii) options to purchase 30,000 shares of Common Stock which Mr. McMillan has the right to acquire within 60 days.
(4) Represents options to purchase 30,000 shares of Common Stock which Mr. Simpson has the right to acquire within 60 days.
(5) Includes options to purchase 38,000 shares of Common Stock which Mr. White and Mr. Kearl have the right to acquire within 60 days.


                EXECUTIVE COMPENSATION AND RELATED INFORMATION

     The information below is provided with respect to the compensation of Mr. White, the Company's Chief Executive Officer, and Mr. Kearl, the Company's Chief Operating Officer, as the only other executive officer whose aggregate compensation in 1997 exceeded $100,000.

Compensation Committee Report on Executive Compensation

     The Company's executive compensation policies are formulated by the Compensation Committee of the Board of Directors. The Company maintains a philosophy that compensation of its executive officers should be competitive with similarly situated executives of its competitors and peer companies. In addition, compensation is linked to each executive officer's performance, as well as the overall operating performance of the Company. The Compensation Committee may make discretionary increases in the salary based on the executive's contribution to the Company.

     Executive officers may also receive grants of stock options annually under the Company's 1991 Stock Option Plan. Options are granted at a price equal to the fair market value of the Company's Common Shares on the date of grant. The Board of Directors feels that annual grants of stock options at or above fair market value are an effective means of aligning an executive's compensation with the interests of stockholders, since the value of such options are tied directly to increases in the market value of the Company's Common Shares. No options were granted to or exercised by either Messrs. White or Kearl in 1997.

     Executive officers may also participate in the Corporation's tax-qualified employee savings and investment and retirement plan (the "Savings and Retirement Plan") on the same basis as other employees of the Company. In 1997, the Company contributed 2% to each eligible employee's account under the Savings and Retirement plan without regard to such employee's level of contribution. Amounts contributed to the Savings and Retirement Plan by an employee may not exceed the lesser of 15% of total compensation on a pre-tax basis or the statutorily prescribed annual limit ($9,500 in 1997) in any year. The Company maintains the Savings and Retirement Plan for the benefit of all employees who meet the eligibility requirements and does not maintain any special or additional retirement arrangements for its executive officers.

                            COMPENSATION COMMITTEE

                                Peter J. Carr
                               Bruce W. Simpson
                               James E. Thomas

SUMMARY COMPENSATION TABLE

     The table below sets forth all compensation paid by the Company to each of Messrs. White and Kearl for the last three years.

                                                                 All Other
Name and Principal Position      Year     Salary     Bonus     Compensation
------------------------------------------------------------------------------
Lawrence D. White, Director,     1997    $190,000     -0-       $ 6,362(1)
 President and Chief             1996    $190,000     -0-        $ 6,522
 Executive Officer               1995    $190,000     -0-        $ 3,135

Greg L. Kearl, Director,         1997    $174,500     -0-       $ 4,982(2)
 Executive Vice President,       1996    $174,500     -0-        $ 4,718
 Chief Operating Officer,        1995    $174,500     -0-        $ 4,658
 Secretary and Treasurer

-------------
(1) Represents insurance premiums paid by the Company in the amount of $3,162 for disability and term life insurance for the benefit of Mr. White and contributions by the Company to Mr. White's account in the Savings and Retirement Plan in the amount of $3,200.
(2) Represents insurance premiums paid by the Company in the amount of $1,782 for disability and term life insurance for the benefit of Mr. Kearl and contributions by the Company to Mr. Kearl's account in the Savings and Retirement Plan in the amount of $3,200.


               Aggregated Option Exercises in Last Fiscal Year
                      and Fiscal Year End Option Values

     This table provides information regarding the exercise of options during the fiscal year and the number and value of unexercised options held at year end.

                                                    Number of
                                                   Securities        Value of
                                                   Underlying       Unexercised
                                                   Unexercised     In-the-Money
                                                     Options          Options
                                                  at Fy-End (#)    at Fy-End ($)

                    Shares Acquired     Value     Exercisable/     Exercisable/
Name                on Exercise (#)  Realized($)  Unexercisable    Unexercisable
-------------------------------------------------------------------------------
Lawrence D. White        - 0 -           --          38,000             --
                                                       --               --
Greg L. Kearl            - 0 -           --          38,000             --
                                                       --               --

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

     Each of Messrs. White and Kearl has a severance agreement with the Company effective October 25, 1995, having indefinite terms. Salary
Increases are at the discretion of the Compensation Committee of the Board of Directors, which also has the discretion to award bonuses based upon the achievement of annual and strategic objectives. Each agreement provides for a termination payment equal to one year's base salary in effect immediately prior to the termination date. Payment would be made upon the discharge for reasons other than cause. Additional monthly payments will be made ending the earlier of six months or the date the executive secures full-time employment. One year's payment would also be made should there be a change of control and within two months following the change of control the executive elects to resign or within eighteen months following the change of control the Company terminates the executive's employment other than for cause. Health and life insurance benefits in effect immediately prior to the termination date will continue for a period of eighteen months from the date of termination. Each agreement also provides for a six-month payment of full base salary upon termination for disability.

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee in 1997 were Peter J. Carr, Bruce W. Simpson and James E. Thomas. No member of the Compensation Committee is either presently or formerly an officer or employee of the Company. No executive officer of the Company served on any board of directors or compensation committee of any entity, other than the Company, with which any member of the Compensation Committee is affiliated.

Performance Graph

     The graph set forth below compares the cumulative total return on the Company's Common Stock during the five-year period ending December 31, 1997, against the cumulative total return on the NASDAQ Stock Index and the NASDAQ Pharmaceutical Stock Index, assuming $100 was invested on January 1, 1993.

     [The following table was represented by a line graph in the printed document.]

------------------------------------------------------------------------------
                                          NASDAQ
                      MENLEY          PHARMACEUTICAL          NASDAQ
                     & JAMES              STOCKS            STOCK INDEX
------------------------------------------------------------------------------
        1992            100                 100                 100
        1993             30                  89                 115
        1994             15                  67                 112
        1995             20                 123                 159
        1996             29                 123                 195
        1997             30                 127                 240
------------------------------------------------------------------------------

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock to file initial reports of beneficial ownership and changes in beneficial ownership of the Company's Common Stock with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Such persons are also required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations as to transactions for which reports are required, during 1997 such individuals complied with all
Section 16(a) filing requirements.


ITEM 2.   RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

     Upon recommendation of the Audit Committee, the Board of Directors proposes and recommends that the stockholders ratify the selection of the firm of Ernst & Young LLP to serve as independent auditors of the Company for the year ended December 31, 1998. Ernst & Young LLP has served as the Company's independent auditors from 1990 to 1997. Unless otherwise directed by the stockholders, proxies will be voted for approval of the selection of Ernst & Young LLP to audit the Company's consolidated financial statements for the year ended December 31, 1998.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS
FOR 1998.

ITEM 3.  PROPOSAL TO APPROVE THE AMENDED AND RESTATED 1991 STOCK OPTION
         PLAN

     Subject to stockholder approval, the Board of Directors has amended and restated the W.K.W. Holdings, Inc. 1991 Stock Option Plan (the "Option Plan") (as amended, the "Amended Option Plan") in order to (i) change its name to the Menley & James, Inc. Amended and Restated 1991 Stock Option Plan, (ii) limit to 100,000 the aggregate number of options to purchase Common Shares ("Options") that may be issued to any individual under the Amended Option Plan during any fiscal year, and (iii) increase the number of Common Shares that may be purchased pursuant to the exercise of Options by 300,000 shares, from 380,000 to 680,000.

     The following summary of the Amended Option Plan is qualified in its entirety by express reference to the text of the Amended Option Plan as filed with the Securities and Exchange Commission. Under the Amended Option Plan, Options may be granted which are qualified as "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code (the "Code") and Options which are not so qualified ("NQSOs").


                           PURPOSE AND ELIGIBILITY

     The primary purpose of the Amended Option Plan is to attract and retain the best available directors, officers and employees for positions of substantial responsibilities with the Company and any of its subsidiaries and to provide an additional incentive to such directors, officers and employees to exert their maximum efforts toward the success of the Company and its subsidiaries. All directors, officers and employees of the Company and its subsidiaries are eligible to be granted Options under and participate in the Amended Option Plan; however, ISOs may not be granted to directors who are not employees of the Company or its subsidiaries. The approximate number of directors, officers and employees eligible to participate in the Amended Option Plan is thirty-one.


                                ADMINISTRATION

     The Amended Option Plan is administered by the administrative committee (the "Committee") appointed by the Board of Directors from among its members, which consists of at least two members thereof. The Committee, in its sole discretion, determines which directors, officers and employees are to receive grants of Options pursuant to the Amended Option Plan ("Participants"). In addition, the Committee determines the terms of all Options granted thereunder including the exercise price for an Option, the time or times at which Options will be granted, become exercisable and forfeitable, and the number of shares covered by an Option. The Committee interprets the Amended Option Plan and makes all other determinations deemed advisable for the administration of the Amended Option Plan. The Committee may, in its discretion, provide for the accelerated vesting and exercisability of Options, upon the occurrence of such events as it deems appropriate.


                  SHARES SUBJECT TO THE AMENDED OPTION PLAN

     The Option Plan originally allowed for the grant of an aggregate of 200,000 Common Shares. As a result of the Company's 1.9 to 1.0 stock split, that number was increased to 380,000. The Amended Option Plan proposes to increase the total number of Common Shares which may be issued thereunder by 300,000 to 680,000 in the aggregate.


                       TERMS AND CONDITIONS OF OPTIONS

     The terms and conditions of Options granted under the Amended Option Plan will be set out in option agreements between the Company and Participants which will contain such provisions as the Committee from time to time deems appropriate. The terms of each Option granted under the Amended Option Plan will be determined by the Committee and be consistent with the terms of the Amended Option Plan. The exercise price for any Option will be determined by the Committee, but will not be less than the par value per Common Share on the date of grant and no Option will be exercisable after the expiration of ten years from the date of its grant. For ISOs, the exercise price will not be less than the fair market value of the Common Shares on the date of grant. No participant may be granted Options to purchase more than 100,000 Common Shares in any one calendar year.


                    SPECIAL CONDITIONS APPLICABLE TO ISOs

     ISOs may not be granted under the Amended Option Plan to a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any subsidiary or any parent corporation of the Company, unless (i) the exercise price of the ISO is at least 110% of the fair market value of the Common Shares on the date of grant, and (ii) the term of the ISO is not longer than five years. If the fair market value of the Common Shares with respect to which ISOs are exercisable for the first time by any optionee during any calendar year (under all plans of the Company and its parent corporations and any subsidiary corporations) exceeds $100,000, such ISOs will be treated, to the extent of such excess, as NQSOs.

                            PAYMENT UPON EXERCISE

     Payment in full for the number of Common Shares purchase pursuant to the exercise of any Option must be made to the Company at the time of such exercise. Payment for such shares shall be made in cash, by certified check or by bank cashier's check. Payment in full shall include payment of any amount the Company deems necessary to satisfy its obligations to withhold Federal, state or local income or other taxes with respect to such Common Shares. Payment may also be made by such other lawful means as may be prescribed by the Committee in its discretion.


                ADJUSTMENT FOR RECAPITALIZATION, MERGER, ETC.

     If any change is made to the Common Shares by reason of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, split-up, combination of shares, exchange of shares, or otherwise, appropriate adjustments will be made by the Committee to the number of Common Shares available under the Amended Option Plan, number of shares and price per Common Shares subject to each outstanding Option and the maximum number of shares available for grant to any Participant in any fiscal year. In the event of a merger or other business combination, outstanding Options remain exercisable in the event the Company is the surviving entity. If the Company is dissolved or sells substantially all of its assets, all outstanding Options terminate.


                                 MARKET VALUE

     On April 7, 1998, the closing price of a Common Share on the NASDAQ SmallCap Market was $1.38.


                          TRANSFERABILITY OF OPTIONS

     No grant of Options, or any right of interest therein, is assignable or transferable except by will or the laws of the descent and distribution and, during the lifetime of an optionee, Options are exercisable only by the optionee or his legal representative.


                           TERMINATION OR AMENDMENT

     The Amended Option Plan will terminate on April 10, 2008. The Board of Directors may terminate or amend the Amended Option Plan at any time; provided that, without shareholder approval, no such action will (i) increase the maximum number of shares for which Options may be granted under the Amended Option Plan, or (ii) change the class of persons eligible to become Participants.


                       FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief discussion of the Federal income tax consequences of transactions under the Amended Option Plan based on the Code, as in effect as of the date of this summary. This discussion is not intended to be exhaustive and does not describe the state or local tax consequences.

     ISOs.   No taxable income is realized by the optionee upon the grant or exercise of an ISO. If Common Shares are issued to an optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (1) upon sale of such shares, any amount realized in excess of the Option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to the optionee's employer for federal income tax purposes.

     If the Common Shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, generally
(1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the Option price paid for such shares, and (2) the optionee's employer will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee upon the sale of the Common Shares will be taxed as short-term or long-term capital gain (or loss), depending on how long the shares have been held, and will not result in any deduction by the employer.

     Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following termination of employment, the exercise of the Option will generally be taxed as the exercise of a NQSO.

     For purposes of determining whether an optionee is subject to any alternative minimum tax liability, an optionee who exercises an ISO generally would be required to increase his or her alternative minimum taxable income, and compute the tax basis in the stock so acquired, in the same manner as if the optionee had exercised an NQSO. Each optionee is potentially subject to the alternative minimum tax. In substance, a taxpayer is required to pay the higher of his/her alternative minimum tax liability or his/her "regular" income tax liability. As a result, a taxpayer has to determine his/her potential liability under the alternative minimum tax.

     NQSOs. With respect to NQSOs: (1) no income is realized by the optionee at the time the Option is granted; (2) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the excess, if any, of the fair market value of the shares on such date over the exercise price, and the optionee's employer is generally entitled to a tax deduction in the same amount, subject to applicable tax withholding requirements; and (3) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.


                              NEW PLAN BENEFITS

     The grant of Options under the Amended Option Plan is entirely within the discretion of the Committee. The Company cannot determine the extent of Option grants that will be made in the future, and no Options have been granted subject to stockholder approval. Therefore, the Company has omitted the tabular disclosure of the benefits of amounts allocated under the Amended Option Plan. Information with respect to compensation paid and other benefits, including Options, granted in respect of the 1997 fiscal year to the named executive officers is set forth in the Summary Compensation Table.


                           APPROVAL BY STOCKHOLDERS

     The effectiveness of the Amended Option Plan and any Option granted thereunder is subject to approval by an affirmative vote of a majority of the Common Shares present at the Annual Meeting, in person or by proxy, and entitled to vote thereon. Until such approval is obtained, the Amended Option

Plan shall not be effective.   If the Amended Option Plan is not approved, the
Option Plan will continue in operation and Options may continue to be granted thereunder, subject to the original limitations contained therein.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDED OPTION PLAN.

                 DATE FOR SUBMISSION OF STOCKHOLDER PROPOSAL

     Appropriate proposals from stockholders intending to be present at the 1999 annual meeting of stockholders must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting on or before December 26, 1998.

                                MISCELLANEOUS

     The Company will bear all of the costs of the solicitation of proxies for use at the Meeting. In addition to the use of the mails, proxies may be solicited by a personal interview, telephone and telegram by directors, officers and employees of the Company, who will undertake such activities without additional compensation. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to the beneficial owners of the Common Shares of record held by such persons and entities and will be reimbursed for their reasonable expenses incurred in connection with forwarding such material.

     Stockholders who do not expect to attend in person are urged to sign, date and return the enclosed proxy in the envelope provided. In order to avoid unnecessary expense, we ask your cooperation in mailing your proxy promptly, no matter how large or how small your holdings may be.

     Shares which are present or represented by proxy at the Annual Meeting will be counted regardless of whether the holder of the shares or the proxy fails to vote on a proposal ("abstention") or whether a broker with authority fails to exercise its authority with respect thereto (a "broker nonvote"). Abstentions and broker nonvotes will not be included, however, in the tabulation of votes cast on proposals presented to stockholders. With regard to the election of directors, votes will be cast in favor of or withheld from each nominee; votes that are withheld (i.e., abstentions and broker nonvotes) will have no effect.

     At the date of this Proxy Statement, management has no knowledge of any business, other than that described herein, which will be presented for consideration at the Meeting. In the event any other business is properly presented at the Meeting, it is intended that the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such business.

------------------------------------------------------------------------------

                             MENLEY & JAMES, INC.

              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                                 DIRECTORS OF
                      MENLEY & JAMES, INC. IN CONNECTION
                   WITH ITS ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 21, 1998

     The undersigned stockholder of Menley & James, Inc. (the "Company") hereby appoints Lawrence D. White and Greg L. Kearl, or either of them, the true and lawful attorneys, agents and proxies of the undersigned, each with full power of substitution to vote all the shares of the Company's common stock, $.01 par value per share, which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 21, 1998, and at any adjournment or postponement of such meeting, with all powers which the undersigned would possess if personally present, in the manner indicated on the reverse side of this proxy and upon such other business as may lawfully come before the meeting. IF NO DIRECTION AS TO THE MANNER OF VOTING THE PROXY IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR ITEMS 2 AND 3 AS INDICATED ON THE REVERSE SIDE HEREOF.

                         (Continued on reverse side)

----------------------------FOLD AND DETACH HERE------------------------------

If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

Please mark your votes as indicated in this example   [x]


1. ELECTION OF DIRECTORS
   NOMINEES: Peter J. Carr, Greg L. Kearl, James T. McMillan, II, Bruce W. Simpson, James E. Thomas, and Lawrence D. White as a Director of the Company to serve until the Company's 1999 Annual Meeting and until their successors are elected and qualified.

   FOR all nominees listed above (except as marked to the contrary)   [ ]

   WITHHOLD AUTHORITY to vote for all nominees listed above.          [ ]

   (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

______________________________________________________________________________


2. Ratification of Ernst & Young LLP as the independent certified public accountants of the corporation.

   FOR [ ]    AGAINST [ ]    ABSTAIN [ ]


3. Proposal to approve an amendment to the Company's 1991 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance by 300,000 shares from 380,000 to 680,000.

   FOR [ ]    AGAINST [ ]    ABSTAIN [ ]


4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: _______________________________________, 1998


______________________________________________________________________________
                               (Signature)


______________________________________________________________________________
                        (Signature if held jointly)


PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.


----------------------------FOLD AND DETACH HERE------------------------------


                               ADMISSION TICKET

                                Annual Meeting
                                      of
                             Menley & James, Inc.
                            Thursday, May 21, 1998
                                  10:00 a.m.
                             Grand Hyatt New York
                         Park Avenue at Grand Central
                              New York, New York

==============================================================================
                                    Agenda

  * Election of Directors
  * Ratification of the appointment of independent public accountants
  * Proposal to approve an amendment to the Company's 1991 Stock Option Plan
  * Report on the progress of the corporation
  * Discussion on matters of current interest
  * Informal discussion among stockholders in attendance

==============================================================================

                              Index to Exhibits

Exhibit
  #

10.29    Amended and Restated 1991 Stock Option Plan
10.30    Stock Option Agreement